EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:
Mike Rohrkemper, CFO
(859) 586-0600 x1416
investor@pomeroy.com
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  POMEROY IT SOLUTIONS COMPLETES MERGER WITH ALTERNATIVE RESOURCES CORPORATION
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HEBRON, KY; July 23, 2004 --- Pomeroy IT Solutions (NASDAQ:PMRY) ("Pomeroy")
today announced that it has completed the merger with Alternative Resources Corporation (OTCBB:ALRC) ("ARC"). On May 11, 2004, the parties entered into a definitive merger agreement for Pomeroy to acquire ARC. The merger was approved by ARC shareholders at a meeting held on Thursday, July 22, 2004.

"Representatives of both companies have worked together diligently since we announced the merger in May, to design an integration plan that can be efficiently implemented and will put the combined company in the best possible position to achieve our strategic goals and objectives on both a short term and long term basis," said Steve Pomeroy, President and Chief Executive Officer of Pomeroy. "This merger marks a true milestone in our company's history. It will allow us to enhance our national, full-service delivery capabilities, and we are excited about what that will mean for our customers, our employees, our strategic partners, and our shareholders."

As a result of the merger, Pomeroy estimates that approximately 36% of its combined revenues will be derived from services, and that approximately 66% of Pomeroy's combined gross margin contribution will come from services. "Our services portfolio will immediately expand due to the closing of this merger, and we intend to leverage the proficiencies and strengths of the combined organization as we continue to execute on our long term growth strategy for the company," Steve Pomeroy said.

Pomeroy's second quarter earnings release conference call will be held on Tuesday, August 10, 2004 at 4:15 p.m. EDT. The conference call will include management's comments on the ongoing integration planning and implementation process, along with general financial guidance for the combined company.

About Pomeroy IT Solutions

As a national solutions provider, Pomeroy is uniquely positioned to provide services that span consulting, infrastructure and life cycle services. With this merger, Pomeroy will maintain a technical workforce of approximately 4,000 skilled employees with the capabilities and expertise to plan, design, implement, support all categories of its solution offerings. Pomeroy has the ability to leverage its extensive portfolio of services to assist clients in reducing their total cost of ownership, allowing these savings to be reinvested back into the customer's core business. Pomeroy has clientele across a broad spectrum of industries, governments and educational organizations. For the year ended January 5, 2004, Pomeroy IT Solutions reported revenues of $598 million. For the year ended December 31, 2003, ARC reported revenues of $138 million.

Forward Looking Statements

Certain statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and as such they involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. In particular, any statements related to Pomeroy's expected revenues, earnings, future profitability and growth are forward-looking statements. Additionally, any statements related to future improved


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performance, the successful integration of Pomeroy and ARC, estimates of revenues and earnings per share are forward-looking statements. These statements are based on information available to the Company as of the date hereof, and the Company disclaims any intention or obligation to update any such forward-looking statements. Factors related to the merger, as well as estimated future operating results which could have an adverse impact on the merger or cause actual results to differ materially from current expectations include, but are not limited to, the inability to successfully integrate ARC's business and employees into Pomeroy's business and workforce, higher than expected costs associated with the merger, adverse conditions in the financial markets, the estimated needs of customers as conveyed to Pomeroy and ARC, market conditions including the overall demand for IT products and services, the terms of applicable agreements and certification programs and the assumptions regarding Pomeroy's and ARC's performance thereunder, the combined Company's ability to attract and retain technical personnel and to identify and develop expertise in future-demanded services, the nature and volume of products and services anticipated to be delivered and the combined Company's ability to obtain sufficient volumes of products and provide services.


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